Exhibit 24

MERCANTILE BANKSHARES CORPORATION
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Kelly, III and John L. Unger, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, to sign for the undersigned and in the undersigned’s name as a director of Mercantile Bankshares Corporation the Annual Report on Form 10-K of Mercantile Bankshares Corporation for the year ended December 31, 2004, to be filed with the Securities and Exchange Commission and to file the same with the Securities and Exchange Commission, with all exhibits and schedules thereto, and other documents in connection therewith, and any and all further amendments to said report, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts.

Cynthia A. Archer
Cynthia A. Archer	Director	March 8, 2005

R. Carl Benna
R. Carl Benna	Director	March 8, 2005

/s/ Richard O. Berndt
Richard O. Berndt	Director	March 8, 2005

/s/ Harold B. Bowen
Howard B. Bowen	Director	March 8, 2005

/s/ William R. Brody
William R. Brody	Director	March 8, 2005

/s/ Eddie C. Brown
Eddie C. Brown	Director	March 8, 2005

/s/ George L. Bunting
George L. Bunting	Director	March 8, 2005

/s/ Anthony W. Deering
Anthony W. Deering	Director	March 8, 2005

/s/ Darrell D. Friedman
Darrell D. Friedman	Director	March 8, 2005

/s/ Freeman A. Hrabowski
Freeman A. Hrabowski	Director	March 8, 2005

/s/ Robert A. Kinsley
Robert A. Kinsley	Director	March 8, 2005

/s/ Alexander T. Mason
Alexander T. Mason	Director	March 8, 2005

/s/ Jenny G. Morgan
Jenny G. Morgan	Director	March 8, 2005

/s/ Morton B. Plant
Morton B. Plant	Director	March 8, 2005

/s/ Christian H. Poindexter
Christian H. Poindexter	Director	March 8, 2005

/s/ Clayton S. Rose
Clayton S. Rose	Director	March 8, 2005

/s/ James L. Shea
James L. Shea	Director	March 8, 2005

/s/ Donald L. Shepard
Donald L. Shepard	Director	March 8, 2005

/s/ Jay M. Wilson
Jay M. Wilson	Director	March 8, 2005